Exhibit 10.14

(English Translation)

License Agreement for Patent

Transfer: Chen Ruofei, Zhou Yi & Hong Jiang Fei (“Party A”)
Legal person: N/A
Transferee: Wisegate International Limited (“Party B”)
Legal person: Liu Hai Qi

Transfer and Transferee, through their consultation and consensus, entered into this agreement in accordance with Contract Law of People’s Republic of China.

1. Name of Project: A technology of GPS with Rs232-port
    Applicant for Patent: Party A
    Owner of Patent: Party A
    Date of Application: 10th February, 2006
    Number of Application: 200620054840.7
    Registration number of Patent: CN2906642Y
    Effective period for Patent: Please refer to the attachment
    Period of Patent Registration: Ten years

2. Nature of authorization for this licensing agreement

Grant the right of usage of this patent to party B for five years from the date hereof

(Note: nature of authorization for this licensing agreement means the nature of authorization stipulated in this agreement includes sole implement licensing agreement, exclusive implement licensing agreement and ordinary implement licensing agreement; the patent of products invention or practical new patent could adopt manufacture license, usage license or sale license etc).

3. The scope of authorization of this agreement: Please refer to the attachment
(Note: implement scope of authorized technology, regional scope of authorized technology, scope of duration, scope of usage method)

4. Obligation to transfer

4.1 The transfer shall be obligated to pay annual fee for patent
(Note: Both parties covenant that transferee shall pay the annual fee; however, this payment shall deducted from fee for using such license)

4.2 Transfer shall furnish transferee technology materials stated below within 10 business days upon execution of this agreement.

4.3 Transfer shall furnish transferee technology guidance stated below: Please refer to the attachment and the hereof patent stated.

5. Obligation to transferee

5.1 Transferee shall be obligated to pay transfer fee for using license in amount of RMB1,529,940.

Transfer shall be paid in installments on ____ month___ day___ year. N/A

(Note: In the case of payment via deducting percentage, parties covenant that: the transfer shall be paid ___ within ____ business days upon execution of this agreement b. the transfer shall be paid ____% deducted percentage from output value (or revenue or profit) within ___ years commencing from the date of putting into production (or distributing the first unit of product described in this agreement). The deducted percentage shall be paid once in a year, the date of payment shall be fixed on or before ___day ___ month)

5.2 Implement this patent pursuant to duration and method stated below: N/A

5.3 The transfer shall not authorized any third party to implement this patent in the scope of technology, region and duration hereof (exclusive implement licensing agreement)

The transfer shall implement this patent by itself or not authorized any third party to implement this patent in the scope of technology, region and duration hereof (sole implement licensing agreement)

6. Warrant for performance of technology

Transfer promises that transfer shall be obligated to guarantee performance and index of technology of such patent stated below: N/A

Transfer shall return all (or part of) usage fee and indemnify transferee expenditure extra for the reason that the technology of patent can not achieve the index of technology stipulated in this agreement in the process of implement.

7. Transfer shall not be obligated to guarantee economic benefit (i.e. revenue, output value, profit etc) possibly generated from this implement of this patent.

8. Warrant for completeness of patent

Transfer ensures: this patent shall not exist the following defect upon execution of this agreement, patent shall be bound by ownership or lien; ii. Implement of this patent shall be limited by another existing patent; iii. The first-usage of patent exists; iv. Constraint license exists; v. “planned promotion license” granted by government exists vi invention of this patent shall be deemed illegal.

In the event that transfer do not faithfully notify transferee defects described above, transferee shall have the right to refuse to pay usage fee and request transfer to indemnify all expenditure extra incurred from such action upon execution of this agreement.

9. In the event of occurrence of accusing of infringing rights from third party, transfer shall response to such charge and bear corresponding legal liabilities during performance of this agreement.

This agreement shall be terminated in the case that patent was deemed invalid after execution of this agreement. Transferee shall not request transfer to return usage fee paid by transferee prior to confirmation that patent was invalid during performance of this agreement.

10. Liabilities of violation of this agreement from transfer

10.1 Transferee shall be paid in the amount of 100/% as fee for violation of this agreement for the failure to pay annual fee for patent by transfer, which results in invalid patent.

10.2 Transferee shall have the right to terminate this agreement in the event that transfer can not provide technology guidance and material in overdue two months. Transfer shall return all usage fees in the amount of 100% fee for violation of this agreement.

10.3 Transfer shall return all illegal payment in the amount of 100% fee for violation of this agreement in the event that transfer entered into implement licensing agreement with others in the scope of authorized implement of patent. (sole implement licensing agreement and exclusive implement licensing agreement)

10.4 Transfer shall cease its implement and pay fee for violation of this agreement in the amount of 100% in the event that transfer implement by itself in the scope of authorized implement of patent for transferee. (sole implement licensing agreement)

11. Liabilities of violation of this agreement from transferee

11.1 Transfer shall have the right to terminate this agreement in the event that transferee can not pay usage fee in overdue two months. Transferee should repay usage fee in the amount of 100% fee for violation of this agreement.

11.2 Transferee shall return all illegal payment in the amount of 100% fee for violation of this agreement in the event that transferee implements patent which exceeds the scope stipulated in this agreement, or enters into re-transfer licensing agreement with others without previous permission from transfer.

12. Follow-up improvement

The rights to apply for patent of new invention, on the basis of its own technology of patent, of both parties shall belong to either party which creates new invention; however, the other party shall have first right to be transferred and use this technology. This agreement shall be deemed prevail in the event of extra covenant from both parties.

This agreement shall be effective as of the date of signature and stamp from both parties.

Principle of transfer (authorized representative):
Signing: Chen Ruofei
Date of signing: June 1st, 2007

Principle of transferee (authorized representative):
Signing: Liu Hai Qi (with Company chop of Wisegate)
Date of signing: June 1st, 2007